Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference to the Registration Statement (No. 333-205147) on Form S-3 of Tecogen Inc. of our report dated March 31, 2014, relating to our audit of the consolidated financial statements, included in the Annual Report on Form 10-K of Tecogen Inc. as of and for the year ended December 31, 2013.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP
McGladrey LLP

Boston, Massachusetts
September 23, 2015